UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 24, 2006

ProUroCare Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreements

On August 24, 2006, ProUroCare Medical Inc. (the Company) amended a $75,000 promissory note agreement with Mr. Roman Pauly (the “Note”).  The amendment extends the due date of the Note until October 29, 2006.  The Note bears interest at the Prime Rate and is to be repaid out of the net proceeds of the Company’s current long term senior debt financing efforts.  In connection with the amendment, following repayment of the Note, the Company will issue a five-year warrant to the Investor to acquire 417 shares of the Company’s common stock for each day the Note is outstanding, at $0.50 per share.  The warrants so issued will be exempt from registration under Section 4(2) of the Securities Act of 1934, as amended, as they will be issued in a non-public offering to an accredited investor.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment #1 to Promissory Note Dated June 1, 2006 between ProUroCare Medical Inc. and Roman Pauly (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

August 30, 2006	By:	/s/ Maurice R. Taylor II
Maurice R. Taylor II
Chief Executive Officer